UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2025

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Super Micro Computer, Inc. (the “Company”) held on June 4, 2025 (the “Annual Meeting”), the stockholders of the Company, upon recommendation of the Company’s Board of Directors (the “Board”), approved the further amendment and restatement of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (as amended or amended and restated from time to time, the “Plan”). The following description of the Plan is qualified in its entirety by reference to the Plan itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In general, the Plan continues to authorize the Compensation Committee of the Board to provide for cash awards and equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, the Company’s common stock. The purpose of these awards is to provide incentives and rewards for service and/or performance to the Company’s non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers to the Company and its subsidiaries. Subject to adjustment as described in the Plan and subject to the Plan’s share counting rules, a total of 103,000,000 shares of the Company’s common stock are available for awards granted under the Plan (an aggregate of 85,000,000 shares that were originally approved by stockholders prior to 2025, and 18,000,000 newly-provided shares that were approved by stockholders at the Annual Meeting), plus common stock of the Company subject to any forfeitures (or similar events) that occur under the Plan or under the Company’s predecessor 2006 and 2016 equity plans after June 5, 2020. Stockholder approval of the amendment and restatement of the Plan at the Annual Meeting also correspondingly increased the limit on shares that may be issued or transferred upon the exercise of incentive stock options by 18,000,000 shares and updated the Plan’s whistleblower protection language to better align with recent regulatory and enforcement directives.

No grants will be made under the Plan on or after June 4, 2035.

Item 5.07	Submission of Matters to a Vote of Security Holders

Set forth below are the proposals on which the Company’s stockholders voted at the Annual Meeting and the voting results for each proposal.

Proposal 1: Election of two Class III Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert Blair	246,220,951	22,395,285	157,237,554
Susan Mogensen (Susie Giordano)	265,783,514	2,832,722	157,237,554

Each of Mr. Blair and Ms. Mogensen (Giordano) were elected as a Class III director to hold office until the annual meeting of stockholders following fiscal year 2027 or until their successors are duly elected and qualified.

Proposal 2: A proposal to approve a non-binding advisory resolution on compensation of the Company’s named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
253,339,433	14,076,545	1,200,258	157,237,554

Proposal 2 was approved.

Proposal 3: A proposal to ratify the appointment of BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2025.

Votes For	Votes Against	Abstentions
423,162,655	1,873,600	817,535

Proposal 3 was approved.

Proposal 4: A proposal to approve the further amendment and restatement of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
222,133,712	45,279,842	1,202,682	157,237,554

Proposal 4 was approved.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan, as further amended and restated, effective June 4, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: June 6, 2025	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)